                                                                      Exhibit 21


                         Subsidiaries of FNB Corporation
                         -------------------------------


                                                        State or Other
                                                 Jurisdiction of Incorporation
                                                 -----------------------------

First National Bank                               National Banking Association

Southwest Virginia Savings Bank, F.S.B.                   Federal Savings Bank